Exhibit 10.15

SECOND AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

This Second Amendment to Industrial Lease Agreement (“Amendment”) is entered into as of the 2nd day of October, 2017 (“Effective Date”) by and between JEFFERSON FIELDS, LLC, a California limited liability company (“Landlord”) and VIEW, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord, as successor-in-interest to BRYAN FAMILY PARTNERSHIP LL, LTD., and Tenant, as successor in interest to SOLADIGM, INC., entered into that certain Industrial Lease Agreement dated May 31, 2012 (“Original Lease”) as amended by that certain First Amendment to Industrial Lease Agreement on October 7, 2014 (“First Amendment”) for the Premises defined therein and known as 195 S. Milpitas Boulevard, Milpitas, California. For purposes of this Amendment, “Lease” shall collectively refer to the Original Lease, First Amendment and this Amendment.

B. Landlord and Tenant now desire to amend the Lease to extend the Term of the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and good and valuable consideration as set forth hereafter, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized Terms. Unless otherwise provided, capitalized terms contained in the Amendment shall have the same meaning as set forth in the Lease.

2. Extension of Term. The Termination Date as set forth in Section 3.1 of the Original Lease and amended by Section 2 of the First Amendment is hereby amended to be September 30, 2028, and the Term is hereby extended to such amended Termination Date.

3. Condition of Premises. Tenant acknowledges that it is currently in possession of the Premises and is fully aware of the condition of the Premises. Except as provided in Exhibit A attached hereto, Tenant acknowledges that Landlord shall not be obligated to refurbish or improve the Premises in any manner whatsoever or to otherwise provide funds for the improvement of the Premises, and Tenant hereby accepts the Premises “AS-IS”. Tenant further acknowledges that except as expressly provided in the Lease, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the improvements, refurbishments, or alterations therein, or the Building or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business and that all representations and warranties of Landlord, if any, are as set forth in the Lease.

1.

Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

4. Base Rent. Commencing on October 1, 2017 the Base Rent schedule as set forth in Section 3(a) of the First Amendment is deleted in its entirety and replaced with the following:

Period	Monthly Base Rent
Oct. 1, 2017 – Sept 30, 2018	$142,820.00
Oct. 1, 2018 – Sept 30, 2019	$147,104.60
Oct. 1, 2019 – Sept 30, 2020	$151,517.74
Oct. 1, 2020 – Sept 30, 2021	$156,063.27
Oct. 1, 2021 – Sept 30, 2022	$160,745.17
Oct. 1, 2022 – Sept 30, 2023	$165,567.52
Oct. 1, 2023 – Sept 30, 2024	$170,534.55
Oct. 1, 2024 – Sept 30, 2025	$175,650.59
Oct. 1, 2025 – Sept 30, 2026	$180,920.10
Oct. 1, 2026 – Sept 30, 2027	$186,347.71
Oct. 1, 2027 – Sept 30, 2028	$191,938.14

5. Abated Base Rent. Provided that no event of default exists beyond any applicable notice and cure period during the seven (7) month period commencing on October 1, 2017 on ending April 30, 2018 (the “Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Base Rent Abatement Period (the “Base Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Base Rent Abatement equals $999,740.00 (i.e., $142,820.00 per month). Tenant acknowledges and agrees that during such Base Rent Abatement Period, such abatement of Base Rent for the Premises shall have no effect on the calculation of any future increases in Base Rent or additional rent payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Base Rent Abatement. Additionally, Tenant shall be obligated to pay all additional rent during the Base Rent Abatement Period. Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under the Lease. If Tenant shall be in default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease, then the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The foregoing Base Rent Abatement right set forth in this Section 4 shall be personal to the Tenant, and any assignee of a Permitted Transfer, and shall only apply to the extent that Tenant or any assignee of a Permitted Transfer (and not any other assignee, or any sublessee, other than a sublessee under a Permitted Transfer, or other transferee of Tenant’s interest in this Lease, other than in connection with a Permitted Transfer) is the Tenant under this Lease during such Base Rent Abatement Period.

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

6. Additional Rent. Tenant shall continue to be obligated to pay (i) all amounts which Tenant is responsible to pay under, including, without limitation, taxes, operating and maintenance expenses for the Premises and insurance premiums and costs as more particularly set forth in Sections 5, 8, 9 and 11 of the Original Lease, and (ii) all other costs, expenses and charges, and all other sums and amounts, payable to Landlord under the Lease. All such items referred to in clauses (i) and (ii) of the immediately preceding sentence shall be payable at the times, in the manner and at the place as set forth in the Lease. To clarify the intention of the parties, Section 8 of the Original Lease shall continue in full force and effect without modification

7. Security Deposit. Landlord acknowledges that it currently has a cash security deposit on file in the amount of Eighty-One Thousand Nine Hundred One Dollars ($81,901.00), which shall remain on file with the Landlord.

8. Letter of Credit. On or before April 1, 2018, in addition to the existing cash security deposit in Section 7 above, Tenant shall deliver to Landlord an unconditional, irrevocable and renewable letter of credit (“Letter of Credit”) in favor of Landlord in a form acceptable to Landlord, issued by a bank approved by Landlord, in the principal amount of One Million Dollars ($1,000,000.00), to be held by Landlord in accordance with the terms, provisions and conditions of the Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit. If the Letter of Credit delivered by Tenant is not approved by Landlord, Tenant shall cause the Letter of Credit to be corrected within five (5) business days after such notice. Landlord shall be entitled to draw upon the Letter of Credit if the credit rating or financial condition of the issuer of the Letter of Credit falls below an S&P “A” rating or the equivalent from another rating agency (the “Credit Standard”). Following any such draw by Landlord on the Letter of Credit solely because of the deterioration of the creditworthiness of the issuer of the Letter of Credit, Landlord will disburse such Letter of Credit proceeds to Tenant provided (i) Tenant delivers to Landlord a replacement Letter of Credit from a financial institution meeting the Credit Standard in a form approved by Landlord within five (5) days after Landlord’s draw thereon, (ii) there exists no Default with respect to any provision of this Lease, and (iii) Tenant pays all of Landlord’s reasonable fees and expenses incurred in connection with such disbursement; provided, however, if any of the three (3) foregoing conditions are not satisfied, the proceeds received from such draw shall constitute Landlord’s property (and not Tenant’s property or the property of the bankruptcy estate of Tenant) and Landlord shall then use, apply or retain all or any part of the proceeds for the purposes set forth in clauses (1) through (5) of the next paragraph. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord’s behalf for the full amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Tenant shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer. If (A) the term of the Letter of Credit held by Landlord will expire prior to the last day of the Term and the Letter of Credit is not extended, or a new Letter of Credit for an extended period of time is not substituted, in either case at least sixty (60) days prior to the expiration of the Letter of Credit, or (B) Tenant commits

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

a Default with respect to any provision of this Lease, including the filing of a voluntary petition under Title 11 of the United States Code (i.e., the Bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, Landlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit, and the proceeds received from such draw shall constitute Landlord’s property (and not Tenant’s property or the property of the bankruptcy estate of Tenant) and Landlord shall then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in Default, (2) to reimburse Landlord for costs incurred by Landlord in connection with this Lease (including, without limitation, any costs incurred by Landlord to improve the Premises and any brokerage commissions and attorneys’ fees), (3) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of a Default by Tenant, (4) to compensate Landlord for any loss or damage which Landlord may suffer by reason of a Default by Tenant, or (5) as prepaid rent to be applied against Tenant’s next Rent obligations as they become due until the remaining proceeds are exhausted. If any portion of the Letter of Credit proceeds are so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the original amount. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Lease Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Tenant shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Lease Term, after any deductions described in this Section 6 above, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Term.

The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.

Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code Section 1950.7 in any way: (a) is applicable to this Lease or the Letter of

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

Credit (or any proceeds thereof); or (b) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under the Lease or any damages Landlord may suffer following termination of this Lease, then Tenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code (excluding Subsection 1950.7(b)), it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

9. Certified Access Specialist Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that, to Landlord’s actual knowledge, the Premises have not undergone inspection by a CASp. California Civil Code Section 1938 states:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby agree that, during the term of this Lease, as the same may be extended, Tenant shall be responsible for (i) the payment of the fee for any CASp inspection that Tenant desires, and (ii) making, at Tenant’s cost, any repairs necessary to correct violations of construction identified in such CASp inspection-related accessibility standards within the Premises provided that such repairs shall be in accordance with the terms of the Lease. Tenant hereby agrees that: any CASp inspecting the Premises shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; Tenant shall promptly deliver to Landlord any CASp report regarding the Premises obtained by Tenant; and Tenant shall keep information contained in any CASp report regarding the Premises confidential, except as may be necessary for Tenant or its agents to complete any repairs or correct violations with respect to the Premises that Tenant agrees to undertake. Tenant shall have no right to cancel or terminate the Lease due to violations of construction-related accessibility standards within the Premises identified in a CASp report obtained during the Term of the Lease.

10. Energy Disclosure. Upon Landlord’s request, Tenant shall provide Landlord with copies of all invoices from utilities and other information necessary for Landlord to comply with Section 25402.10 of the California Public Resources Code.

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

11. Representations of Tenant. Tenant represents and warrants to Landlord that (i) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease or in the Premises; (ii) no other person, firm or entity has any right, title or interest in the Lease or in the Existing Premises through Tenant; (iii) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof; (iv) the Lease is in full force and effect and is binding and enforceable against Tenant in accordance with its terms; (v) neither Tenant nor, to Tenant’s knowledge, Landlord is in default in the performance or observance of any of its obligations under the Lease; (vi) to Tenant’s knowledge, Tenant has no existing defenses, offsets, deductions or claims against the enforcement of the Lease by Landlord; (vii) except as set forth in this Amendment, all work and tenant improvements required by the Lease to be completed by Landlord have been completed in the manner satisfactory to Tenant and all improvement allowances have been paid; in accordance with the terms, conditions and covenants set forth in the Lease, and no payments are required to be made to Tenant in connection therewith; (viii) Tenant is in possession of the Premises as revised herein; (ix) Tenant has not engaged a broker to procure this Amendment and no brokers’ commissions, finder’s fees or other similar amount is due to any broker, agent or third party; and (x) no actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state and there are no claims or actions pending against Tenant which, if decided against Tenant, would materially and adversely affect Tenant’s financial condition or its ability to perform the Tenant’s obligations under the Lease.

12. Attorneys’ Fees. Each party shall bear his or her own costs and attorneys’ fees incurred in connection with this Amendment. However, in the event any suit is brought by any party hereto alleging a default under this Amendment or the Lease, including, without limitation, and claims in bankruptcy court, the prevailing party in such suit shall be entitled to recover their reasonable attorneys’ fees and costs as provided in the Lease.

13. Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of California.

14. Headings. The headings in this Amendment are intended solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

15. Entire Agreement. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Original Lease and First Amendment shall remain unchanged and in full force and effect and are hereby ratified and confirmed. In the case of any inconsistency between the provisions of the Original Lease and First Amendment and this Amendment, the provisions of this Amendment shall govern and control.

16. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or by electronic mail in pdf format (“pdf”), and copies of this Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

pdf signatures as if such signatures were originals. Any party executing and delivering this Amendment by fax or pdf shall promptly thereafter deliver a counterpart of this Amendment containing said party’s original signature. All parties hereto agree that a faxed or pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

[Signatures appear on following page.]

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

JEFFERSON FIELDS, LLC,		VIEW, INC.,
a California limited liability company		a Delaware corporation

By:	/s/ Roger Fields	By:	/s/ Rao Mulpuri
Name:	Roger Fields	Name:	Rao Mulpuri
Its:	Manager	Its:	CEO
Date:	10/9/17	Date:

By:
Name:
Its:
Date:

8.

EXHIBIT A

WORK LETTER

As used in this Exhibit A (this “Work Letter”), the following terms shall have the following meanings: “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements, including, without limitation, any necessary removal of any Inoperable Improvements and Systems.

1 Plans.

1.1 Selection of Architect/Plans. Tenant shall retain an architect/space planner reasonably approved by Landlord (the “Architect”) and engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all architectural plans for the Tenant Improvements Tenant wishes to construct in the Premises and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in connection with the Tenant Improvement Work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers hereunder shall be referred to herein collectively as the “Plans.” All Plans shall (a) comply with the drawing format and specifications required by Landlord in its commercially reasonable discretion, and (b) be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause the Architect to verify, in the field, the dimensions and conditions as shown on the relevant portions of any base building plans (if any), and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Plans and approval of the Approved Construction Drawings (defined in Section 1.3 below) shall be for its sole benefit and shall not create or imply any obligation on the part of Landlord to review the same for Tenant’s benefit, whether with respect to quality, design, compliance with Law or any other matter. Accordingly, notwithstanding any review of the Plans by Landlord or any of its space planners, architects, engineers or other consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or any such consultant, Landlord shall not be liable for any error or omission in the Plans or have any other liability relating thereto. Without limiting the foregoing, Tenant shall be responsible for ensuring (x) that all elements of the design of the Plans comply with all laws, ordinances, regulations and requirements, whether now or hereafter in effect, of the United States of America, the State of California, the local municipal or county governing body, and any other lawful authority having jurisdiction over the Premises or the parties, including, without limitation, the Americans with Disability Act, Title 24 and similar state and local laws, statutes, codes, ordinances, rules and regulations pertaining to accessibility (“Laws”) and are otherwise suitable for Tenant’s use of the Premises, and (y) that no Tenant Improvement impairs any system or structural component of the Premises, and Landlord’s approval of the Construction Drawings (defined in Section 1.3 below) shall not relieve Tenant from such responsibility.

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

1.2 Space Plan. Tenant shall cause the Architect to prepare a space plan for the Tenant Improvement Work, including a layout and designation of all offices, rooms and other partitioning, and equipment to be contained in the Premises, together with their intended use (the “Space Plan”), and shall email or deliver a copy of the Space Plan, signed by Tenant, to Landlord for its approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Space Plan within 7 business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of the Amendment to which this Work Letter is attached. If Landlord disapproves the Space Plan, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Space Plan, Tenant shall cause the Space Plan to be modified and resubmitted to Landlord for its approval. Such procedure shall be repeated as necessary until Landlord has approved the Space Plan.

1.3 Construction Drawings. After Landlord approves the Space Plan, Tenant shall cause the Architect and the Engineers to complete the architectural, engineering and final architectural working drawings for the Tenant Improvement Work in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Construction Drawings”), and shall deliver two (2) half size sets of the Construction Drawings, signed by Tenant, to Landlord for its approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Construction Drawings (or the applicable component thereof) within 15 business days after Landlord’s receipt thereof. If Landlord disapproves the Construction Drawings (or any component thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Construction Drawings (or any component thereof), Tenant shall cause the Construction Drawings to be modified and resubmitted to Landlord for its approval. Such procedure shall be repeated as necessary until Landlord has approved the Construction Drawings (or the applicable component thereof). Tenant shall not commence the Tenant Improvement Work until after the Construction Drawings are approved by Landlord. No revision may be made to the approved Construction Drawings (the “Approved Construction Drawings”) without Landlord’s prior consent, which shall not be unreasonably withheld, conditioned or delayed.

1.4 Permits. Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all applicable building permits necessary to allow the Contractor to commence and complete the performance of the Tenant Improvement Work (the “Permits”). Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding any contrary provision of this Section 1.4, Tenant, and not Landlord or its consultants, shall be responsible for obtaining any Permit or certificate of occupancy; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any Permit or certificate of occupancy. Tenant shall not commence construction until all Permits are obtained.

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

2 Construction.

2.1 Selection of Contractors.

2.1.1 The Contractor. Tenant shall retain a general contractor (the “Contractor”) to perform the Tenant Improvement Work. The Contractor shall be subject to Landlord’s reasonable approval. For purposes of this Section 2.1.1, Landlord’s approval of a proposed general contractor shall not be considered unreasonably withheld if such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required under the terms of the Lease, (c) cannot be bonded for the work in an amount equal to 150% of the Final Costs (defined in Section 2.2.1 below), (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges that the foregoing is not an exclusive list of the reasons why Landlord may reasonably disapprove a proposed general contractor.

2.1.2 [Intentionally omitted.]

2.2 Construction.

2.2.1 Construction Contract; Final Costs. Tenant shall not enter into a construction contract with the Contractor (the “Contract”) unless it complies with Section 2.2.3 below and has been reviewed and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Before commencing construction of the Tenant Improvement Work, Tenant shall deliver to Landlord a detailed breakdown of the schedule of values, by trade, of the final costs that will be or have been incurred, in connection with the performance of the Tenant Improvement Work and that form the basis for the amount of the Contract (the “Final Costs”). Any Final Costs that are in excess of the Allowance (as defined below) shall be referred to herein as the “Over-Allowance Amount”. Landlord’s Allowance shall be fully disbursed before Tenant’s Over-Allowance Amounts will be required to be paid to Contractor provided that Tenant has provided to Landlord the types of documentation described in Section 4.2.2(a) with respect to the disbursement of the Allowance.

2.2.2 Landlord’s General Conditions for Tenant Improvement Work. The Tenant Improvement Work shall be performed in a good and workmanlike manner and in strict accordance with the Approved Construction Drawings. Tenant shall abide by all reasonable rules established by Landlord relating to the performance of the Tenant Improvement Work.

2.2.3 Warranty of Contractor. Tenant shall cause the Contractor to agree to be responsible for (a) the repair, replacement and/or removal, without additional charge, of any portion of the Tenant Improvement Work that is or becomes defective, in workmanship, materials or otherwise, on or before the date occurring one (1) year after the completion of the Tenant Improvement Work, or such longer period as may be required by applicable Law; and (b) the repair of any damage to the Premises resulting from such repair, replacement and/or removal. Such agreement shall be expressly set forth in the Contract and, by its terms, shall inure to the benefit of both Landlord and Tenant as their respective interests may appear, and shall be enforceable by either Landlord or Tenant. Upon Landlord’s request, Tenant shall provide Landlord with any assignment or other assurance that may be necessary to enable Landlord to enforce such agreement directly against the Contractor and to the extent Landlord cannot recover attorneys’ fees and court costs to enforce such warranties against the Contractor, Tenant shall promptly reimburse Landlord for its reasonable attorneys’ fees and court costs.

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

2.2.4 Insurance Requirements. Tenant shall carry or cause Contractor to carry, “Builder’s All Risk” insurance in an amount approved by Landlord covering the Tenant Improvement Work, together with such other insurance as Landlord may reasonably require.

2.2.5 Compliance. The Tenant Improvement Work shall comply in all respects with (i) all applicable Laws including without limitation accessibility Laws, Title 24 requirements, and all compliance measures required in connection with Tenant Improvement Work; (ii) all applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) all applicable building material manufacturer’s specifications. If the Tenant Improvement Work triggers any requirement for upgrades to the Premises, Tenant shall be solely responsible for the cost of all such upgrades; provided that nothing in this Amendment shall be construed to modify Landlord’s obligations, or the limitations on Tenant’s obligations, set forth in Sections 7.2, 7.2.2.4, 8.1.1, or Exhibit D of the Original Lease.

2.2.6 Inspection by Landlord. Notwithstanding any contrary provision of the Lease, Landlord, at any time and upon not less than one business day’s verbal or written notice by email to Tenant, may enter the Premises to inspect the Tenant Improvement Work. Neither Landlord’s performance of such inspection nor its failure to perform such inspection shall result in a waiver of any of Landlord’s rights hereunder or be deemed to imply Landlord’s approval of the Tenant Improvement Work. If, by notice to Tenant, Landlord reasonably identifies any defect in the Tenant Improvement Work, Tenant shall promptly cause the Contractor to correct such defect at no expense to Landlord. Notwithstanding any contrary provision of the Lease, if a defect in the Tenant Improvement Work so identified by Landlord might adversely affect any system or structural component of the Premises or exterior appearance of the Premises, or might give rise to liability on the part of Landlord to any third party, then, if such defect is not corrected within ten (10) days following Landlord’s demand, (a) Landlord, at Tenant’s expense, may take such action (including suspension of the Tenant Improvement Work) as Landlord reasonably deems necessary to correct such defect, and (b) until such defect is corrected, Landlord shall have no obligation to disburse any portion of any tenant improvement allowance.

2.2.7 Meetings. Upon commencement of construction Tenant shall hold weekly meetings with the Architect and the Contractor regarding the progress of performance of the Tenant Improvement Work. Such meetings shall be held at a reasonable time of which Tenant shall provide Landlord with at least three (3) business days’ prior notice. Landlord may attend such meetings (or participate therein by way of conference call), and, upon Landlord’s request, Tenant shall Contractor and any subcontractors to attend such meetings. Tenant shall cause minutes of such meetings to be prepared and copies thereof to be delivered promptly to Landlord. One such meeting per month shall include a review of the Contractor’s current request for payment.

2.3 Tenant’s Covenants. Within 10 days after completing the Tenant Improvement Work, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Premises is located, in accordance with California Civil Code § 8182 or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s expense. Within 30 days after completing the Tenant

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Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

Improvement Work, (a) Tenant shall cause the Architect and the Contractor to (i) update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (ii) certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (iii) deliver to Landlord two (2) CD ROMS of such updated drawings in generally accepted CAD format; and (b) Tenant shall deliver to Landlord copies of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Except as otherwise set forth in this Work Letter, the Tenant Improvements shall be constructed in accordance with the terms of the Lease.

2.4 Landlord’s Rights. Notwithstanding any contrary provision of this Work Letter, if Tenant Defaults under this Work Letter before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be postponed, and Landlord may cause the Contractor to cease performance of the Tenant Improvement Work, until such Default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

3 Construction Costs.

3.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $3,000,260.00 to be applied toward the Allowance Items (defined in Section 3.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance on or before February 28, 2019, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

3.2 Disbursement of Allowance.

3.2.1 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect and the Engineers and any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants; (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after-hours charges, testing and inspection costs, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the Plans or Tenant Improvement Work required by Law (except with respect to work that is the responsibility of Landlord); (e) sales and use taxes; and (f) all other costs expended by Landlord with Tenant’s prior written approval in connection with the performance of the Tenant Improvement Work.

3.2.2 Disbursement. Subject to the provisions of this Work Letter, and only after Tenant’s delivery to Landlord of the required documentation required, Landlord shall make monthly disbursements of the Allowance for Allowance Items and shall authorize the release of monies for Tenant’s benefit as follows:

5.

Second Amendment	View, Inc.
195 S. Milpitas Blvd., Milpitas, CA

3.2.2.1 Monthly Disbursements. Upon written request of Tenant (not more frequently than once each month), during the performance of the Tenant Improvement Work (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the Contractor, approved by Tenant, in AIA G-702/G-703 format or another format reasonably requested by Landlord, showing the amount demanded by Contractor, the schedule of values, by trade, of percentage of completion of the Tenant Improvement Work, detailing the portion of the work completed and the portion not completed, including executed conditional mechanic’s lien releases from the Contractor and their subcontractors (along with unconditional mechanic’s lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder) which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8132; (ii) invoices from all of subcontractors, laborers, materialmen, and suppliers, (collectively as “Tenant’s Agents”) for labor rendered and materials delivered to the Premises; (iii) executed conditional lien releases from Contractor and all of Tenant’s Agents (along with unconditional lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder) (d); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, Landlord shall issue payment directly to the Contractor. Landlord shall continue to make monthly payments from the Allowance until there is 8% of the Allowance remaining (the amount of such remaining amount to be known as the “Final Retention”), provided that Landlord does not dispute any request for payment based on any failure of the work to comply with the Approved Construction Drawings or otherwise to be of the required quality, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as described in Tenant’s payment request.

3.2.2.2 Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention shall be delivered by Landlord to Tenant following the latest to occur of (a) the completion of the Tenant Improvement Work; (b) Tenant’s delivery to Landlord of (i) properly executed unconditional mechanic’s lien releases in compliance with California Civil Code Sections 8138 from Contractor and all subcontractors, (ii) a certificate from the Architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed, and (iii) evidence that all required governmental approvals required for Tenant to legally occupy the Premises have been obtained; or (c) Tenant’s payment to Contractor of 100% of any Over-Allowance Amount.

6.